Exhibit 99.1

Oncorus Announces Debt Capital Facility with K2 HealthVentures with $20 Million Funded at Closing, Relocation of Corporate Headquarters and Extension of Cash Runway

-Multiple tranche debt financing agreement provides Oncorus with access to up to $45 million-

-Use of proceeds intended to support completion of a GMP-compliant manufacturing facility in Andover, MA and the clinical development of its IV administered vRNA/LNP product candidate, ONCR-021, and other pipeline programs-

-Relocation of corporate headquarters to Andover facility-

-Cash runway extended into early 2024-

CAMBRIDGE, Mass., April 5, 2022 – Oncorus, Inc. (Nasdaq: ONCR), a viral immunotherapies company focused on driving innovation to transform outcomes for cancer patients, today announced that it has entered into a loan and security agreement with K2 HealthVentures (K2HV), a healthcare focused specialty finance company. Also today, Oncorus announced plans to relocate all its operations to its facility in Andover, Massachusetts in the fourth quarter of 2022, to allow research, process development and Good Manufacturing Practice (GMP)-compliant manufacturing to occur all in one facility. As a result of the term loan facility and operations relocation, as well as other initiatives to increase operational efficiency, Oncorus now expects its cash, cash equivalents and investments to fund its capital expenditures and operating expenses into early 2024.

The term loan facility provides Oncorus with up to $45 million available in multiple tranches upon the achievement of certain time-based, clinical and regulatory milestones with the initial tranche of $20 million funded at closing. Oncorus intends to use the proceeds of the initial tranche of the loan facility to complete the buildout of its Andover facility, and to continue the advancement of its pipeline of next generation viral immunotherapies for cancer and lipid nanoparticle (LNP) technologies, including the filing of an investigational new drug application (IND) for its intravenously administered vRNA/LNP product candidate, ONCR-021, planned for mid-2023.

“Access to this additional capital from our partners at K2HV provides us with resources to aggressively pursue our strategic operational and manufacturing priorities, including the completion of construction of our manufacturing facility in Andover. This facility will play an integral role in helping us to rapidly advance our next generation viral immunotherapies for cancer patients derived from our HSV and selectively self-amplifying viral RNA (vRNA) platforms,” said Ted Ashburn, M.D., Ph.D., President and Chief Executive Officer of Oncorus. “Coupled with this additional capital comes our decision to move all operations to our Andover facility by the fourth quarter of this year, providing us with increased synergies for our continued rapid growth and innovation, while extending our current cash runway into 2024. We are incredibly pleased to partner with the K2HV team and value their significant experience supporting successful biotechnology companies.”

“We are excited to partner with Oncorus as they continue to build out their state-of-the-art manufacturing infrastructure and advance their dual-platform pipeline of product candidates targeting cancers with significant unmet need,” added Anup Arora, Founding Managing Director & Chief Investment Officer at K2HV. “This financing is in line with our strategy of investing in innovative life sciences companies whose goals are to help improve outcomes for patients. We look forward to working with the Oncorus team and supporting their vision.”

“The move to our Andover facility marks a significant turning point for Oncorus as we continue to work towards becoming a fully integrated leader in viral immunotherapies for cancer and LNP technologies,” said Stephen W. Harbin, Chief Operating Officer and Chief of Staff of Oncorus. “By bringing our research, process development and GMP manufacturing teams to the same facility, we believe that we will be better positioned for rapid success while also providing an opportunity for strong collaboration and efficiency as we collectively work to achieve our milestones. The continued investment in manufacturing and building out our in-house LNP capabilities reflects our commitment to innovation and the value of our infrastructure.”

Further information with respect to the loan and security agreement will be set forth in a Current Report on Form 8-K to be filed by Oncorus with the Securities and Exchange Commission on April 5, 2022.

About Oncorus

At Oncorus, we are focused on driving innovation to deliver next-generation viral immunotherapies to transform outcomes for cancer patients. We are advancing a portfolio of intratumorally (iTu) and intravenously (IV) administered viral immunotherapies for multiple indications with significant unmet need based on our Herpes Simplex Virus (HSV) and selectively self-amplifying viral RNA (vRNA) Immunotherapy Platforms.

Designed to deliver next-generation viral immunotherapy impact, our HSV Platform improves upon key characteristics of this therapeutic class to enhance systemic activity. Our lead HSV program, ONCR-177, is designed to be directly administered into a tumor, resulting in high local concentrations of the therapeutic agent and its five encoded transgenes, as well as low systemic exposure to the therapy, which could limit systemic toxicities. Our pioneering selectively self-amplifying vRNA Immunotherapy Platform involves a highly innovative, novel combination of RNA and oncolytic virus-based modalities designed to realize the potential of RNA medicines for cancer. Our lead IV-administered selectively self-amplifying vRNA Immunotherapy clinical candidates encapsulated in LNPs, ONCR-021 and ONCR-788, are both currently in IND-enabling studies.

Please visit www.oncorus.com to learn more.

About K2 HealthVentures

K2 HealthVentures is an alternative investment firm focused on providing flexible, long-term financing solutions to innovative private and public companies in the life sciences and healthcare industries. The investment team comprises collaborative, experienced professionals with diverse backgrounds in finance and operations, as well as deep domain knowledge across various healthcare sectors. A uniquely flexible, permanent capital structure enables the firm to provide creative, adaptive financing solutions and meet the evolving capital needs of its portfolio companies as they grow. K2HV is driven by dual goals of Profit and Purpose—aiming to fuel the growth of innovative companies that will ultimately improve the lives of patients and giving a percentage of investment profits back to underserved areas in healthcare. www.k2hv.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding Oncorus’ business plans and objectives, including the anticipated impact of the term loan and the facility consolidation on Oncorus’ balance sheet, expected cash runway, the clinical development of Oncorus’ product candidates, as well as the product candidates’ therapeutic potential and clinical benefits, the impact of and timeline associated with Oncorus’ planned facility consolidation and the expansion and development of Oncorus’ manufacturing facility and Oncorus’ expectations regarding the use of proceeds from the loan facility. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: Oncorus’ ability to successfully demonstrate the safety, tolerability and efficacy of ONCR-177, ONCR-021, ONCR-788 and ONCR-GBM and obtain regulatory approval thereof; the impact of COVID-19 on Oncorus’ operations and the timing and anticipated results of its ongoing and planned clinical trials; Oncorus’ ability to obtain the requisite components for its product candidates manufactured in accordance with regulatory requirements; Oncorus’ planned facility consolidation and the expansion of Oncorus’ in-house manufacturing capabilities; the adequacy of Oncorus’ existing capital resources and availability of financing on commercially reasonable terms; the accuracy of the Oncorus’ estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and Oncorus’ ability to obtain, maintain and protect its intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in Oncorus’ Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on March 9, 2022, as well as discussions of potential risks, uncertainties, and other important factors in the other filings that Oncorus makes with the Securities and Exchange Commission from time to time. These documents are available under the “SEC filings” page of the Investors section of Oncorus’ website at http://investors.oncorus.com. Any forward-looking statements represent Oncorus’ views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Oncorus explicitly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Investor Contact:

Stern Investor Relations

Julie Seidel

Julie.seidel@sternir.com